Exhibit 99.1

First Horizon National Corporation Reports Financial Results For Third Quarter 2005

  --  FHN achieved earnings of $116.2 million or $.90 diluted earnings per share for third quarter 2005
  --  Retail/Commercial Banking pre-tax income increased 20 percent to
      $118.9 million
  --  Mortgage banking earnings reflect the realization of income from delivery of a larger mortgage pipeline created at the end of second quarter 2005
  --  A flatter yield curve unfavorably impacted net interest margin and demand for fixed income securities
  --  Commercial loans grew 33 percent over third quarter 2004
  --  Retail loans grew 7 percent over third quarter 2004
  --  Retail/Commercial Banking deposits grew 13 percent over third quarter 2004 to $10.9 billion
  --  Home purchase-related originations grew 31 percent and represented
      58 percent of total originations
  --  Capital Markets fee income from other than fixed income grew 26 percent over third quarter 2004

MEMPHIS, Tenn., Oct. 17, 2005 (PRIMEZONE) -- First Horizon National Corporation (NYSE:FHN) announced earnings of $116.2 million, or $.90 diluted earnings per share for third quarter 2005. This compares to 2004's third quarter earnings of $113.6 million, or $.89 diluted earnings per share. For the nine months ended September 30, 2005, earnings were $328.1 million or $2.55 diluted earnings per share, compared to $351.3 million or $2.73 diluted earnings per share for 2004.

Two of FHN's segments have business operations in the areas impacted by Hurricanes Katrina and Rita and while it is too early to determine the full extent of any losses experienced on the Gulf Coast as a result of these hurricanes, management has been diligently reviewing any exposure that FHN might have in the region. Based on information currently available, third quarter 2005 results include $7.3 million of pre-tax hurricane related losses ($3.8 million in loan loss provision and $3.5 million in mortgage banking related losses). These estimates involve considerable judgment and are inherently imprecise due to a variety of factors, including the unprecedented nature of the disaster and the preliminary nature of the information used to prepare these estimates. Third quarter 2005 results also include a $7.7 million settlement received from an insurance company.

"This quarter's results show solid improvement from last quarter and from third quarter a year ago," said Ken Glass, chairman and CEO of FHN. "I am proud of our employees as they have continued the successful execution of our strategies and produced earnings growth in this difficult operating environment."

Return on average shareholders' equity and return on average assets were 21.1 percent and 1.21 percent, respectively, for third quarter 2005 compared to 23.7 percent and 1.63 percent for third quarter 2004. For the nine months ended September 30, 2005, return on average shareholders' equity and return on average assets were 20.8 percent and 1.21 percent, respectively, compared to 24.9 percent and 1.76 percent for the same period in 2004.

Total assets were $37.0 billion and shareholders' equity was $2.3 billion on September 30, 2005, compared to $28.3 billion and $2.0 billion, respectively, on September 30, 2004.

PERFORMANCE HIGHLIGHTS

Retail/Commercial Banking

Pre-tax income for Retail/Commercial Banking increased 20 percent to $118.9 million for third quarter 2005, compared to $99.4 million for third quarter 2004. Retail/Commercial Banking contributed 70 percent of total pre-tax income in third quarter 2005 compared to 58 percent in third quarter 2004. Total revenues increased 20 percent to $353.7 million for third quarter 2005 compared to $293.7 million for third quarter 2004.

Net interest income increased 26 percent to $224.3 million in third quarter 2005 from $178.7 million in third quarter 2004. The increase in 2005's net interest income is primarily attributable to 18 percent total loan growth with commercial loans growing 33 percent to $9.1 billion from $6.8 billion and retail loans growing 6 percent to $9.5 billion from $9.0 billion. This growth resulted from expansion of the sales force, which increased market share in the core bank, as well as cross-sell opportunities in FHN's national markets where we have a substantial mortgage presence. Total deposits increased 13 percent or $1.2 billion over third quarter 2004. Retail/Commercial Banking's net interest margin for third quarter 2005 was held stable compared to third quarter 2004 by minimizing loan rate spread compression caused by competitive pricing while successfully increasing spreads on deposits in conjunction with Federal Reserve rate increases.

Noninterest income increased 13 percent to $129.4 million in third quarter 2005 from $115.0 million in third quarter 2004. Noninterest income from sales and securitizations of real estate residential loans increased $8.6 million in third quarter 2005 including a $4.0 million reduction of securitized assets which prepaid faster than anticipated. Additionally, a charge of $3.9 million resulted from a write-off of net capitalized expenses on HELOCs held for sale which prepaid faster than anticipated. Merchant processing income increased 18 percent in third quarter 2005, or $3.4 million, reflecting increased volume from existing customers as well as an expanded customer base. Fees from deposit services charges increased $2.7 million compared to third quarter 2004.

The provision for loan losses increased to $22.4 million in third quarter 2005 from $10.1 million last year as the loan portfolio has grown by 18 percent since third quarter 2004. This increase also includes $3.8 million related to hurricane losses. The net charge-off ratio continued to remain at low levels with 20 basis points in third quarter 2005 compared to 22 basis points in third quarter 2004 reflecting the stable risk profile of both the commercial and retail loan portfolios.

Noninterest expense was $212.4 million in third quarter 2005 compared to $184.2 million last year. The growth in noninterest expense was due to higher personnel costs which were largely attributable to national expansion initiatives. As total revenue grew 20 percent and noninterest expense grew 15 percent, the efficiency ratio improved to 60.0 percent in third quarter 2005 from 62.7 percent in third quarter 2004.

Mortgage Banking

Pre-tax income for Mortgage Banking increased 48 percent to $61.7 million for third quarter 2005, compared to $41.6 million for third quarter 2004. Total revenues were $192.9 million in third quarter 2005, an increase of 31 percent from $146.9 million in third quarter 2004.

Net interest income increased 10 percent to $41.6 million in third quarter 2005 from $37.7 million in third quarter 2004 as the warehouse grew 42 percent. However, the flattening of the yield curve resulted in compression of the spread on the warehouse. Spread on the warehouse was 2.33 percent in third quarter 2005 compared to 3.93 percent for the same period in 2004.

Noninterest income increased 38 percent to $151.3 million in third quarter 2005 compared to $109.2 million in third quarter 2004. Noninterest income was negatively impacted in third quarter 2005 by $3.5 million due to hurricane-related losses. Noninterest income consists primarily of mortgage banking-related revenue, net of costs, from the origination and sale of mortgage loans, fees from mortgage servicing and mortgage servicing rights (MSR) net hedge gains or losses. Mortgage servicing noninterest income is net of amortization, impairment and other expenses related to MSR and related hedges.

Mortgage loan origination volumes in third quarter 2005 were $10.6 billion, compared to $6.8 billion in 2004, as refinance activity increased $2.3 billion and home purchase-related originations grew $1.4 billion from third quarter 2004. The increase in home purchase originations demonstrates FHN's success in executing its strategy to grow the purchase market and reflects an expanded sales force of 2,600 which increased 15 percent from 2004. Refinance activity represented 42 percent of total originations during third quarter 2005 compared to 31 percent last year. Loans delivered into the secondary market increased 62 percent to $10.6 billion. Net revenue from mortgage loans sold increased 69 percent to $115.6 million from $68.4 million in third quarter 2004.

The mortgage-servicing portfolio grew 15 percent to $93.6 billion on September 30, 2005, from $81.6 billion on September 30, 2004, including approximately $3 billion of loans for which the servicing rights were acquired in 2004. Total fees associated with mortgage servicing increased 17 percent to $69.7 million from $59.7 million, reflecting this growth. In addition, the growth in the servicing portfolio and rising interest rates led to a 17 percent increase in capitalized mortgage servicing rights and a 26 percent, or $9.8 million, increase in amortization expense compared to third quarter 2004. The total $7.7 million decrease in net servicing revenues consists of this and several other factors, including a favorable $13.4 million impact from MSR impairment charges due to the impact that rising interest rates had on the fair value of MSR. In addition, net servicing revenues were unfavorably impacted by net hedge losses of $3.9 million in third quarter 2005 compared to net hedge gains of $17.3 million in third quarter 2004 as the continued flattening of the yield curve negatively impacted income from hedges and rising interest rates led to increased option expense and reduced income from swap positions.

Noninterest expense increased 25 percent to $131.0 million in third quarter 2005 compared to $105.3 million in third quarter 2004 due to the increased production. However, expense efficiencies implemented in third quarter 2005 combined with the revenue from the increased origination activity created late in the second quarter contributed to improvement in the efficiency ratio, which decreased to 67.9 percent from 71.6 percent in third quarter 2004.

Capital Markets

Pre-tax earnings declined from $18.1 million in third quarter 2004 to $2.6 million in third quarter 2005 due to a reduction in fixed income securities sales and a decrease in net interest income. Significant uncertainties within the investment community regarding interest rates and other economic factors continued to cause fixed income investors to reduce their purchases. Total revenues were $78.5 million in third quarter 2005 compared to $82.8 million in third quarter 2004.

Revenues from fixed income sales fell $4.1 million while revenues from other fee sources increased $9.0 million. Revenues from other fee sources include fee income from activities such as loan sales, investment banking, equity research, portfolio advisory and the sale of bank-owned life insurance. Revenue from these other sources represented 51 percent of total noninterest income in third quarter 2005 compared to 43 percent in third quarter 2004 and increased 26 percent to $43.6 million from $34.6 million, primarily due to increased fees from investment banking and loan sales activities.

Net interest income decreased $9.2 million primarily due to an incremental cost of equity charge of $5.2 million which was largely related to the capital requirements of the acquisition of the fixed income business of Spear, Leeds & Kellogg (SLK) in first quarter 2005 and due to the flattening of the yield curve, resulting in compression of the spread on Capital Markets securities inventory.

Noninterest expense increased 17 percent, or $11.2 million, primarily due to amortization and other increased costs resulting from the SLK acquisition and the acquisition of assets of Alterity Partners, LLC on September 23, 2004.

Corporate

The Corporate segment's results yielded a pre-tax loss of $12.3 million in third quarter 2005 compared to a pre-tax gain of $11.1 million in third quarter 2004. The third quarter 2005 results include $3.4 million in dividend expense on $300 million of noncumulative perpetual preferred stock issued in first quarter 2005, while the third quarter 2004 results include $19.8 million in net security gains as the investment portfolio size was reduced to balance an increase in loans held for sale resulting from a delay in the closing of a securitization and net gains due to the liquidation of a holding company investment.

AVERAGE BALANCE SHEET

Total average assets increased 37 percent to $38.1 billion for third quarter 2005. Total loans increased 18 percent to $18.7 billion as commercial loans grew 33 percent and retail loans increased 7 percent. Loans held for sale increased 72 percent to $6.9 billion. Interest-bearing core deposits increased 12 percent. Total core deposits increased 17 percent to $12.5 billion, reflecting expansion strategies which emphasize a focus on convenient hours, free checking and targeted financial center expansion. Purchased funds increased 67 percent to $19.3 billion. Average shareholders' equity increased 15 percent in third quarter 2005.

The consolidated net interest margin was 3.09 percent for third quarter 2005 compared to 3.60 percent for third quarter 2004. This compression in the margin occurred as the net interest spread decreased to 2.59 percent in 2005 from 3.32 percent in 2004 while average earning assets increased 39 percent and net interest income increased 19 percent. This decline is attributable to two items, the acquisition of SLK and a flatter yield curve. Capital Markets activities tend to compress the margin because of its strategy to reduce market risk by hedging its inventory in the cash markets, which reduces the term and accordingly the interest income earned on these transactions. The SLK acquisition increased this unfavorable impact on the corporate margin compared to last year as Capital Markets' balance sheet grew $3.7 billion and the flattening of the yield curve also negatively impacted the spread on Capital Markets' inventory. Although the mortgage warehouse grew 42 percent from 2004, the flattening of the yield curve decreased spread on the warehouse by 160 basis points to 2.33 percent, which also had a negative impact on the corporate margin this quarter.

ASSET QUALITY

FHN's key asset quality ratios improved in third quarter 2005. The net charge-off ratio was 20 basis points in third quarter 2005 compared to 22 basis points in third quarter 2004 as strong loan growth increased net charge-offs to $9.2 million from $8.6 million. Net charge-offs were impacted in third quarter 2005 by improvement in the consumer loan portfolios. The nonperforming assets ratio was 35 basis points in third quarter 2005 compared to 48 basis points last year, with nonperforming assets of $80.4 million on September 30, 2005, compared to $85.4 million on September 30, 2004. Provision for loan losses was $22.6 million in third quarter 2005 compared to $10.1 million in third quarter 2004. Included in third quarter provision is $3.8 million related to hurricane losses. An analytical model based on historical loss experience adjusted for current events, trends and economic conditions is used by management to determine the amount of provision to be recognized and to assess the adequacy of the loan loss allowance. (See the table on A-6 for an analysis of the allowance for loan losses and details on nonperforming assets and the table on A-7 for asset quality ratios).

OUTLOOK

"As these third quarter results show, FHN has returned to earnings growth. Looking forward there are some important factors to consider as we enter the fourth quarter," said Glass. "First and foremost," Glass continued, "strategic progress will continue. Secondly, the timing benefit to mortgage banking earnings realized this quarter will not be repeated. Thirdly, we will continue our emphasis on earnings enhancements. The combination of these factors without further deterioration of the current operating environment should produce earnings growth in fourth quarter over fourth quarter 2004."

This press release contains forward-looking statements involving significant risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking information. Those factors include general economic and financial market conditions, including expectations of and actual timing and amount of interest rate movements, competition, investor responses to these conditions, ability to execute business plans, geopolitical developments, and items already mentioned in this press release, as well as critical accounting estimates and other factors described in FHN's recent filings with the SEC. FHN disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

OTHER INFORMATION

FHN provides additional disclosure and discussion related to FHN's earnings and business segment performance through a financial supplement which is available on FHN's website at www.fhnc.com.

Management will also host a conference call at 8:00 a.m. Central Time today to review earnings and performance trends. Callers wishing to participate in the call may dial toll-free starting at 7:45 a.m. Central Time at 1-877-502-9276 (international participants dial 1-913-981-5591). The conference will be webcast live through the investor relations section of FHN's Web site. To access the webcast, visit http://www.shareholder.com/fhnc/medialist.cfm. A replay of the call will be available from 11 a.m. Central Time today until 11 p.m. Monday, October 31, 2005, by calling 1-888-203-1112 or 1-719-457-0820 for international participants. The passcode is 6939452. The event will be archived and made available by 1 p.m. Central Time today on FHN's Web site at www.fhnc.com. For four weeks from the press release date, FHN will respond to individual requests for clarification of the provided disclosures. However, we will make every effort not to provide, and you should not expect to receive, material non-public information as that term is defined in the SEC Regulation FD. Without limiting the foregoing, after the conference call and except for the guidance provided herein, we will not provide any earnings guidance, directly or indirectly, express or implied.

GENERAL INFORMATION

About First Horizon

The 13,000 employees of First Horizon National Corp. (NYSE:FHN) provide financial services to individuals and business customers through hundreds of offices located in more than 40 states. The corporation's three major brands -- FTN Financial, First Horizon and First Tennessee -- provide customers with a broad range of products and services including:

  --  Capital Markets, one of the nation's top underwriters of U.S.
      government agency securities
  --  Mortgage Banking, one of the nation's top 20 mortgage originators and top 15 servicers, which earned a top-10 ranking in customer satisfaction from J.D. Power and Associates
  --  Retail/Commercial Banking, with the largest market share in
      Tennessee and one of the highest customer retention rates of any bank in the country

FHN companies have been recognized as some of the nation's best employers by AARP, Working Mother and Fortune magazines. FHN also was named one of the nation's 100 best corporate citizens by Business Ethics magazine. More information can be found at www.fhnc.com.

                 FIRST HORIZON NATIONAL CORPORATION
                        STATEMENTS OF INCOME
                          Yearly Growth
                           (Unaudited)

                                     Year-to-date
                                     September 30
                                    --------------

                                                            Growth
 (Thousands)                     2005           2004        Rate (%)
 ---------------------------------------------------------------------
 Interest income             $ 1,320,700    $   832,013      58.7 +
 Less interest
   expense                       591,484        204,148     189.7 +
 ---------------------------------------------------------------------
  Net interest income            729,216        627,865      16.1 +
 Provision for loan losses        51,503         36,565      40.9 +
 ---------------------------------------------------------------------
  Net interest income
   after provision for
   loan losses                   677,713        591,300      14.6 +
 Noninterest income:
  Mortgage banking               368,237        349,987       5.2 +
  Capital markets                272,109        300,036       9.3 --
  Deposit transactions
   and cash management           113,994        110,819       2.9 +
  Merchant processing             66,379         55,407      19.8 +
  Insurance commissions           40,947         44,460       7.9 --
  Trust services and
   investment management          33,741         35,533       5.0 --
  Gains on divestitures               --          3,800       NM
  Securities (losses)/
   gains, net                       (397)        24,482       NM
  Other                          161,312        125,514      28.5 +
 ---------------------------------------------------------------------
    Total noninterest
     income                    1,056,322      1,050,038        .6 +
 ---------------------------------------------------------------------
    Adjusted gross income
     after provision
     for loan losses           1,734,035      1,641,338       5.6 +
 Noninterest expense:
  Employee compensation,
   incentives
   and benefits                  752,956        686,741       9.6 +
  Occupancy                       77,611         66,527      16.7 +
  Equipment rentals,
   depreciation, and
    maintenance                   57,159         54,062       5.7 +
  Operations services             59,465         49,144      21.0 +
  Communications
   and courier                    41,386         37,144      11.4 +
  Amortization of
   intangible assets              10,320          6,527      58.1 +
  Other                          251,208        221,507      13.4 +
 ---------------------------------------------------------------------
    Total noninterest
     expense                   1,250,105      1,121,652      11.5 +
 ---------------------------------------------------------------------
 Pre-tax income                  483,930        519,686       6.9 --
  Provision for
   income taxes                  155,819        168,430       7.5 --
 ---------------------------------------------------------------------
 Net income                  $   328,111    $   351,256       6.6 --
                             ===========================
 ---------------------------------------------------------------------
 Diluted earnings
  per common share           $      2.55    $      2.73       6.6 --
 Dividends declared          $      1.29    $      1.20

 SELECTED FINANCIAL RATIOS:
 -------------------------
 Return on average assets           1.21%          1.76%
 Return on average shareholders'
   equity                           20.8           24.9
 ---------------------------------------------------------------------
 Certain previously reported amounts have been reclassified to agree with current presentation.

                      FIRST HORIZON NATIONAL CORPORATION
                           STATEMENTS OF INCOME
                             Quarterly Growth
                                (Unaudited)

                                   Quarter Ended
                                   September 30
                                  ---------------
                                                             Growth
 (Thousands)                    2005           2004          Rate (%)
 ---------------------------------------------------------------------
 Interest income             $ 497,439      $ 300,183         65.7 +
 Less interest expense         237,278         81,933        189.6 +
 ---------------------------------------------------------------------
 Net interest income           260,161        218,250         19.2 +
 Provision for loan
  losses                        22,608         10,044        125.1 +
 ---------------------------------------------------------------------
  Net interest income
   after provision for
   loan losses                 237,553        208,206         14.1 +
 Noninterest income:
  Mortgage banking             140,482        105,155         33.6 +
  Capital markets               82,158         79,913          2.8 +
  Deposit transactions
   and cash management          41,268         38,624          6.8 +
  Merchant processing           22,680         19,299         17.5 +
  Insurance commissions         12,673         13,962          9.2 --
  Trust services and
   investment management        11,299         11,838          4.6 --
  Securities (losses)/
   gains, net                     (406)        20,383          NM
  Other                         59,383         38,440         54.5 +
 ---------------------------------------------------------------------
    Total noninterest
     income                    369,537        327,614         12.8 +
 ---------------------------------------------------------------------
    Adjusted gross income
     after provision for
     loan losses               607,090        535,820         13.3 +
 Noninterest expense:
  Employee compensation,
   incentives and
   benefits                    261,906        210,089         24.7 +
  Occupancy                     26,547         23,865         11.2 +
  Equipment rentals,
   depreciation, and
   maintenance                  19,668         18,713          5.1 +
  Operations services           20,660         17,801         16.1 +
  Communications and
   courier                      14,809         12,118         22.2 +
  Amortization of
   intangible assets             3,598          2,165         66.2 +
  Other                         89,031         80,845         10.1 +
 ---------------------------------------------------------------------
   Total noninterest
    expense                    436,219        365,596         19.3 +
 ---------------------------------------------------------------------
  Pre-tax income               170,871        170,224           .4 +
   Provision for income
    taxes                       54,674         56,623          3.4 --
 ---------------------------------------------------------------------
 Net income                  $ 116,197      $ 113,601          2.3 +
                             ========================
 ---------------------------------------------------------------------
 Diluted earnings per
   common share              $     .90      $     .89          1.1 +
 Dividends declared per
   common share              $     .43      $     .40

 SELECTED FINANCIAL RATIOS:
 -------------------------
 Return on average assets        1.21%           1.63%
 Return on average
   shareholders' equity          21.1            23.7
 ---------------------------------------------------------------------
 Certain previously reported amounts have been reclassified to agree with current presentation.

                     FIRST HORIZON NATIONAL CORPORATION
                      AVERAGE STATEMENTS OF CONDITION
                               Yearly Growth
                                (Unaudited)

                                     Year-to-date
                                     September 30
                                     ------------
                                                              Growth
 (Thousands)                    2005            2004          Rate (%)
 ---------------------------------------------------------------------
 Loans, net of unearned income:
  Commercial:
   Commercial,
    financial
    and industrial           $ 5,852,796   $ 4,721,920        23.9 +
   Real estate
    commercial                 1,085,278       969,276        12.0 +
   Real estate
    construction               1,530,920       816,248        87.6 +
 ---------------------------------------------------------------------
     Total commercial
      loans                    8,468,994     6,507,444        30.1 +
  Retail:
   Real estate
     residential               7,505,108     7,307,592         2.7 +
   Real estate
     construction              1,358,807       638,989       112.6 +
   Other retail                  163,103       190,888        14.6 --
   Credit card
     receivables                 239,768       252,271         5.0 --
 ---------------------------------------------------------------------
    Total retail loans         9,266,786     8,389,740        10.5 +
 ---------------------------------------------------------------------
     Total loans, net of
      unearned income         17,735,780    14,897,184        19.1 +
 Investment securities         2,887,228     2,549,301        13.3 +
 Loans held for sale           6,108,545     4,005,868        52.5 +
 Other earning assets          4,799,955     1,641,280       192.5 +
 ---------------------------------------------------------------------
   Total earning assets       31,531,508    23,093,633        36.5 +
 Cash and due from banks         742,495       725,762         2.3 +
 Other assets                  3,895,526     2,813,540        38.5 +
 ---------------------------------------------------------------------
   Total assets              $36,169,529   $26,632,935        35.8 +
                             =========================

 Certificates of deposit
   under $100,000 and
   other time                $ 2,188,896   $ 1,907,143        14.8 +
 Other interest-bearing
   deposits                    4,586,233     4,110,190        11.6 +
 ---------------------------------------------------------------------
   Total interest-bearing
       core deposits           6,775,129     6,017,333        12.6 +
 Demand deposits               1,854,753     1,780,743         4.2 +
 Other noninterest-
   bearing deposits            3,352,841     2,811,866        19.2 +
 ---------------------------------------------------------------------
   Total core deposits        11,982,723    10,609,942        12.9 +
 Certificates of deposit
   $100,000 and more          10,728,885     6,471,214        65.8 +
 ---------------------------------------------------------------------
    Total deposits            22,711,608    17,081,156        33.0 +
 Short-term borrowed
  funds                        7,073,225     4,295,799        64.7 +
 Term borrowings               2,524,437     2,201,935        14.6 +
 Other liabilities             1,544,730     1,170,822        31.9 +
 Preferred stock of
  subsidiary                     207,886           452         NM
 Shareholders' equity          2,107,643     1,882,771        11.9 +
 ---------------------------------------------------------------------
    Total liabilities
     and shareholders'
     equity                  $36,169,529   $26,632,935        35.8 +
                             =========================

 ---------------------------------------------------------------------
 Certain previously reported amounts have been reclassified to agree with current presentation.

                   FIRST HORIZON NATIONAL CORPORATION
                    AVERAGE STATEMENTS OF CONDITION
                           Quarterly Growth
                             (Unaudited)

                                 Quarter Ended
                                 September 30
                               ----------------
                                                              Growth
 (Thousands)                  2005            2004            Rate (%)
 ---------------------------------------------------------------------
 Loans, net of unearned income:
  Commercial:
   Commercial, financial
    and industrial         $ 6,176,194    $ 4,935,308         25.1 +
   Real estate
    commercial               1,163,199        960,210         21.1 +
   Real estate
    construction             1,735,883        945,102         83.7 +
 ---------------------------------------------------------------------
     Total commercial
      loans                  9,075,276      6,840,620         32.7 +
   Retail:
    Real estate
     residential             7,593,720      7,852,584          3.3 --
    Real estate
     construction            1,643,874        746,144        120.3 +
    Other retail               167,475        180,037          7.0 --
    Credit card
     receivables               241,657        239,256          1.0 +
 ---------------------------------------------------------------------
        Total retail
          loans              9,646,726      9,018,021          7.0 +
 ---------------------------------------------------------------------
        Total loans, net
          of unearned
          income            18,722,002     15,858,641         18.1 +
 Investment securities       2,934,030      2,625,717         11.7 +
 Loans held for sale         6,936,767      4,036,714         71.8 +
 Other earning assets        4,969,239      1,687,628        194.5 +
 ---------------------------------------------------------------------
     Total earning
      assets                33,562,038     24,208,700         38.6 +
  Cash and due from banks      769,813        739,980          4.0 +
  Other assets               3,759,142      2,767,927         35.8 +
 ---------------------------------------------------------------------
       Total assets        $38,090,993    $27,716,607         37.4 +
                           ==========================

  Certificates of deposit
    under $100,000 and
    other time             $ 2,278,094    $ 2,015,030         13.1 +
  Other interest-bearing
   deposits                  4,576,869      4,128,600         10.9 +
 ---------------------------------------------------------------------
    Total interest-bearing
     core deposits           6,854,963      6,143,630         11.6 +
  Demand deposits            1,941,952      1,741,645         11.5 +
  Other noninterest-
    bearing deposits         3,717,097      2,800,576         32.7 +
 ---------------------------------------------------------------------
    Total core
      deposits              12,514,012     10,685,851         17.1 +
  Certificates of deposit
   $100,000 and more        11,467,752      6,971,121         64.5 +
 ---------------------------------------------------------------------
    Total deposits          23,981,764     17,656,972         35.8 +
  Short-term borrowed
   funds                     7,809,024      4,602,703         69.7 +
  Term borrowings            2,374,568      2,340,558          1.5 +
  Other liabilities          1,444,100      1,210,442         19.3 +
  Preferred stock of
   subsidiary                  295,312            454          NM
  Shareholders' equity       2,186,225      1,905,478         14.7 +
 ---------------------------------------------------------------------
      Total liabilities
        and shareholders'
        equity             $38,090,993    $27,716,607         37.4 +
                           ==========================
 ---------------------------------------------------------------------

                   FIRST HORIZON NATIONAL CORPORATION
                   PERIOD-END STATEMENTS OF CONDITION
                               (Unaudited)

 ---------------------------------------------------------------------
                                  September 30
                                ---------------              Growth
  (Thousands)                  2005           2004           Rate (%)
 ---------------------------------------------------------------------
  Loans, net of unearned income:
  Commercial:
   Commercial, financial
    and industrial          $ 6,354,815   $ 5,097,027         24.7 +
   Real estate
    commercial                1,171,606       931,450         25.8 +
   Real estate
    construction              1,849,075     1,027,206         80.0 +
 ---------------------------------------------------------------------
    Total commercial
      loans                   9,375,496     7,055,683         32.9 +
  Retail:
   Real estate
    residential               7,603,249     8,081,420          5.9 --
   Real estate
    construction              1,814,632       845,442        114.6 +
   Other retail                 170,684       175,605          2.8 --
   Credit card
    receivables                 248,049       245,159          1.2 +
 ---------------------------------------------------------------------
    Total retail loans        9,836,614     9,347,626          5.2 +
 ---------------------------------------------------------------------
    Total loans, net
      of unearned
      income                 19,212,110    16,403,309         17.1 +
 Investment securities        2,842,016     1,772,303         60.4 +
 Loans held for sale          5,158,103     3,893,279         32.5 +
 Other earning assets         3,992,226     1,549,576        157.6 +
 ---------------------------------------------------------------------
    Total earning
     assets                  31,204,455    23,618,467         32.1 +
 Cash and due from
  banks                       1,037,352       810,541         28.0 +
 Other assets                 4,800,500     3,865,717         24.2 +
 ---------------------------------------------------------------------
    Total assets            $37,042,307   $28,294,725         30.9 +
                            =========================

 Certificates of deposit
   under $100,000 and
   other time               $ 2,338,365   $ 2,051,760         14.0 +
 Other interest-
  bearing deposits            4,620,547     4,113,040         12.3 +
 ---------------------------------------------------------------------
    Total interest-bearing
     core deposits            6,958,912     6,164,800         12.9 +
 Demand deposits              2,709,186     2,417,379         12.1 +
 Other noninterest-
  bearing deposits            3,182,293     2,538,881         25.3 +
 ---------------------------------------------------------------------
    Total core deposits      12,850,391    11,121,060         15.6 +
 Certificates of
  deposit $100,000 and
  more                       12,497,183     7,801,248         60.2 +
 ---------------------------------------------------------------------
    Total deposits           25,347,574    18,922,308         34.0 +
 Short-term borrowed
  funds                       4,482,503     2,653,384         68.9 +
 Term borrowings              2,000,113     2,453,510         18.5 --
 Other liabilities            2,658,933     2,282,389         16.5 +
 Preferred stock of
   subsidiary                   295,274           454          NM
 Shareholders' equity         2,257,910     1,982,680         13.9 +
 ---------------------------------------------------------------------
    Total liabilities and
     shareholders' equity   $37,042,307   $28,294,725         30.9 +
                            =========================
 ---------------------------------------------------------------------
 Certain previously reported amounts have been reclassified to agree with current presentation.

                    FIRST HORIZON NATIONAL CORPORATION
                           ASSET QUALITY HIGHLIGHTS
                                   (Unaudited)

 --------------------------------------------------------------------
 (Thousands)        3Q05       2Q05      1Q05       4Q04       3Q04
 ---------------------------------------------------------------------
 ALLOWANCE FOR LOAN LOSSES:
  Beginning
   Reserve        $169,697   $164,195   $158,159   $161,856   $160,757
  Provision         22,608     15,786     13,109     11,783     10,044
  Transfers
   to held
   for sale             --         --         --     (4,705)      (351)
  Acquisitions       1,902         --         --         --         --
  Charge-offs      (12,900)   (13,642)   (11,022)   (13,742)   (12,497)
  Recoveries         3,722      3,358      3,949      2,967      3,903
 ---------------------------------------------------------------------
  Ending
   Balance        $185,029   $169,697   $164,195   $158,159   $161,856
 -----------------====================================================
  Reserve for
   off-balance
   sheet
   commitments    $  9,034   $  8,515   $  8,212   $  7,904   $  8,259
  Total of allowance
   for loan losses
   and reserve for
   off-balance
   sheet
   commitments    $194,063   $178,212   $172,407   $166,063   $170,115
 ---------------------------------------------------------------------
  NONPERFORMING ASSETS:
  RETAIL/COMMERCIAL BANKING:
   Nonperforming
    loans         $ 39,236   $ 39,792   $ 40,160   $ 41,102   $ 45,633
   Foreclosed
    real estate     19,875     18,647     17,958     19,247     22,582
 ---------------------------------------------------------------------
  Total Retail/
   Commercial
   Banking          59,111     58,439     58,118     60,349     68,215
 ---------------------------------------------------------------------
  MORTGAGE BANKING:
   Nonperforming
    loans - held
    for sale        13,291     10,550      9,264      8,458      7,279
   Foreclosed
    real
    estate           7,981      8,490      7,737      8,531      9,890
 ---------------------------------------------------------------------
  Total Mortgage
    Banking         21,272     19,040     17,001     16,989     17,169
 ---------------------------------------------------------------------
    Total
     nonperforming
     assets      $  80,383  $  77,479  $  75,119  $  77,338  $  85,384
                 =====================================================

  Loans past
   due 90
   days or
   more          $193,426   $189,090   $206,424   $213,596   $212,216
 Guaranteed
   portion
   of loans
   past due
   90 days
   or more        166,891    165,216    181,666    185,353    188,213

 Period-end
  loans, net
  of unearned
  income
  (millions)     $ 19,212   $ 18,429   $ 17,184   $ 16,428   $ 16,403
 Insured loans        817        831        801        666        560
 ---------------------------------------------------------------------
  Loans
   excluding
   insured
   loans         $  18,395  $  17,598  $  16,383  $  15,762  $  15,843
                  ====================================================

  Off-balance
   sheet
   commitments
   (millions)
   (a)            $  8,751   $  6,871   $  6,465   $  6,226   $  5,848
 ---------------------------------------------------------------------
 (a) Amount of off-balance sheet commitments for which a reserve has been provided.
 Certain previously reported amounts have been reclassified to agree with current presentation.

                      FIRST HORIZON NATIONAL CORPORATION
                           ASSET QUALITY HIGHLIGHTS
                                    (Unaudited)

 ---------------------------------------------------------------------
                          3Q05      2Q05      1Q05       4Q04     3Q04
 ---------------------------------------------------------------------
 FHN CONSOLIDATED:
 Nonperforming
  loans ratio (a)          .20%      .22%      .23%      .25%      .28%
 Nonperforming
  assets ratio (b)         .35       .36       .38       .42       .48
 Allowance to
  total loans              .96       .92       .96       .96       .99
 Allowance to
  loans excluding
  insured loans           1.01       .96      1.00      1.00      1.02
 Allowance to
  nonperforming
  loans (c)             471.58    426.46    408.85    384.80    354.69
 Allowance to
  nonperforming
  assets (d)            275.78    253.55    249.33    229.62    207.23
 Net charge-off
  ratio (e)                .20       .23       .17       .26       .22

 RETAIL/COMMERCIAL BANKING:
 Nonperforming
  assets ratio (b)         .31%      .32%      .34%      .37%      .42%
 Allowance to
  nonperforming
  assets                313.02    290.38    282.52    262.07    237.27

 MORTGAGE BANKING:
 Nonperforming
  assets ratio (f)         .02%      .02%      .02%      .02%      .02%
 ---------------------------------------------------------------------
 (a) Ratio is nonperforming loans in the loan portfolio to total loans
 (b) Ratio is nonperforming assets related to the loan portfolio to total loans plus foreclosed real estate and other assets
 (c) Ratio is allowance to nonperforming loans in the loan portfolio
 (d) Ratio is allowance to nonperforming assets related to the loan portfolio
 (e) Ratio is annualized net charge-offs to average total loans
 (f) Ratio is nonperforming assets to unpaid principal balance of servicing portfolio
 Certain previously reported amounts have been reclassified to agree with current presentation.

                 FIRST HORIZON NATIONAL CORPORATION
                   BUSINESS SEGMENT HIGHLIGHTS
                            (Unaudited)

 ----------------------------------------------------------------------
 (Thousands)          3Q05       2Q05      1Q05       4Q04      3Q04
 ----------------------------------------------------------------------
 RETAIL/COMMERCIAL BANKING
 Total revenues(a)  $353,767   $333,431   $318,646   $324,045  $293,741
 Provision for
  loan losses         22,428     15,667     13,069     11,798    10,044
 Noninterest
  expenses           212,403    207,800    192,868    196,836   184,268
                    --------------------------------------------------
  Pre-tax income    $118,936   $109,964   $112,709   $115,411  $ 99,429
 Provision for
   income taxes       37,747     34,975     36,085     34,414    31,727
                    --------------------------------------------------
  Net income        $ 81,189   $ 74,989   $ 76,624   $ 80,997  $ 67,702

 MORTGAGE BANKING
 Total revenues(a)  $192,942   $155,341   $155,532   $140,708  $146,984
 Provision for
  loan losses            180        119         40        (15)      --
 Noninterest
  expenses           131,031    112,568    108,630    105,451   105,237
                    --------------------------------------------------
  Pre-tax income    $ 61,731   $ 42,654   $ 46,862   $ 35,272  $ 41,747
 Provision for
  income taxes        22,301     15,273     16,818     12,699    15,192
                    --------------------------------------------------
  Net income        $ 39,430   $ 27,381   $ 30,044   $ 22,573  $ 26,555

 CAPITAL MARKETS
 Total revenues(a)  $ 78,415   $ 90,728   $ 91,248   $ 80,459  $ 82,771
 Noninterest
  expenses            75,910     82,679     81,538     69,527    64,640
                    --------------------------------------------------
  Pre-tax income    $  2,505   $  8,049   $  9,710   $ 10,932  $ 18,131
 Provision for
  income taxes           519      2,161      4,172      3,564     6,752
                    --------------------------------------------------
  Net income        $  1,986   $  5,888   $  5,538   $  7,368  $ 11,379

 CORPORATE
 Total revenues(a)  $  4,574   $  5,495   $  5,419   $ (3,618) $ 22,368
 Noninterest
  expenses            16,875     15,984     11,819     10,874    11,451
                    --------------------------------------------------
  Pre-tax
   (loss)/
   income           $(12,301)  $(10,489)  $ (6,400)  $(14,492) $ 10,917
 Provision for
   (income tax
   benefit)/income
   taxes              (5,893)    (4,936)    (3,403)    (6,706)    2,952
                    --------------------------------------------------
  Net (loss)/income $ (6,408)  $ (5,553)  $ (2,997)  $ (7,786) $  7,965

 TOTAL CONSOLIDATED
 Total revenues(a)  $629,698   $584,995   $570,845   $541,594  $545,864
 Provision
  for loan
  losses              22,608     15,786     13,109     11,783    10,044
 Total
  noninterest
  expenses           436,219    419,031    394,855    382,688   365,596
                    --------------------------------------------------
 Consolidated
  pre-tax income    $170,871   $150,178   $162,881   $147,123  $170,224
 Provision for
  income taxes        54,674     47,473     53,672     43,971    56,623
                    --------------------------------------------------
 Net income         $116,197   $102,705   $109,209   $103,152  $113,601
                    --------------------------------------------------
  --------------------------------------------------------------------
 Certain previously reported amounts have been reclassified to agree with current presentation.
 (a) Includes noninterest income and net interest income/(expense)

CONTACT: First Horizon National Corp.
         Media Information:
         Kim Cherry
         (901) 523-4726

         Investor Relations:
         Mark Yates
         (901) 523-4068